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                                    Exhibit 1

 Resolution of the Board of Directors of NYLIAC authorizing establishment of the Separate Account






































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                 NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                                     Consent

                                     * * * *

                                  in lieu of a
                      Special Meeting of Board of Directors
                           Dated as of October 5, 1992


Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, and the By-Laws of New York Life Insurance and Annuity Corporation ("Corporation"), the undersigned, being all the directors of the Corporation, consent that a Special Meeting of the Board of Directors be dispensed with and the following resolutions be adopted:

                  RESOLVED, that the Corporation establish, in accordance with
         Section 2932 of the Delaware Insurance Code, a separate account to be known as "New York Life Insurance and Annuity Corporation Variable Annuity Separate Account I" ("VA Separate Account I"), or such other name as the President may determine, for the purpose of investing payments received under variable annuity contracts ("VA Contracts") issued by the Corporation; that the assets of the VA Separate Account I be invested in shares of New York Life MFA Series Fund, Inc. ("MFA Series Fund"), an open-end diversified management investment company of the series type, or in lieu thereof or in addition thereto, in the shares of any other investment company approved by an officer of the Corporation and registered under the Investment Company Act of 1940 ("Investment Company Act"), at the net asset value of such shares at the time of acquisition.

                  RESOLVED, that the Corporation establish, in accordance with
         Section 2932 of the Delaware Insurance Code, a separate account to be known as "New York Life Insurance and Annuity Corporation VA Separate Account II" ("VA Separate Account II"), or such other name as the President may determine, for the purpose of investing payments received under VA Contracts issued by the Corporation and designed to qualify for favored tax treatment under the Internal Revenue Code of 1986, as amended ("Code"); that the assets of VA Separate Account II be invested in shares of MFA Series Fund, an open-end diversified management investment company of the series type, or in lieu thereof or in addition thereto, in the shares of any other investment company approved by an officer of the Corporation and registered under the Investment Company Act, at the net asset value of such shares at the time of acquisition.

                  RESOLVED, that the officers of the Corporation, or any person designated by them, are severally authorized to take all action deemed necessary or appropriate to effect the establishment of VA Separate Account I and VA Separate Account II, to operate and manage them in accordance with the Plan of Operations, and to comply with applicable federal and state laws in order that VA Contracts may be offered and sold in all jurisdictions in which the Corporation is authorized to conduct a variable annuity business.

                  RESOLVED, that VA Separate Account I and VA Separate Account II each be organized as a unit investment trust, that each be registered, if necessary or appropriate, with the United States Securities and Exchange Commission ("SEC") under the investment Company Act, and that the VA Contracts be registered for sale under the Securities Act of 1933; that for such purpose the President, any Vice President, the Secretary and any Assistant Secretary of the Corporation are severally authorized and empowered to execute and file or cause to be filed with the SEC, in the name and on behalf of the Corporation and each of VA Separate Account I and VA Separate Account II, a Notification of Registration on Form N-8A and a Registration Statement on Form N-4 or on any other forms which the Rules and Regulations of the SEC may, from time to time, permit, and to take all other actions which are necessary or advisable in connection with the offering of the VA Contracts for sale and the operation of VA Separate Account I and VA Separate Account II, in order to comply with the Investment Company Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal and state laws, including the filing of any amendments or supplements to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act or other applicable federal or state laws as the individual or individuals so acting shall deem necessary, advisable or appropriate; and that the
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         Secretary of the Corporation hereby is appointed as designated agent for service under any such registration statements and duly authorized to receive communications and notices from the SEC and to respond with respect thereto.

                  RESOLVED, that insofar as the MFA Series Fund has been registered with the SEC as an open-end diversified management investment company of the series type under the Investment Company Act and the Securities act 1933, in connection with the issuance by the Corporation of VA Contracts, in order to add to the MFA Series Fund the new portfolios to be managed and operated in connection with the VA Contracts, the President, any Vice President, the Secretary and any Assistant Secretary of the Corporation are severally authorized and empowered to execute and file or cause to be filed with the SEC, in the name and on behalf of the MFA Series Fund, a post-effective amendment to the Registration Statement on Form N-1A, or on any other forms which the Rules and Regulations of the SEC may, from time to time, permit, and to take all other actions which are necessary or advisable or appropriate to comply with the Investment Company Act and the Securities Act of 1933 and other applicable federal and state laws, providing for the filing any amendments or supplements to registration statements.

                  RESOLVED, that the Corporation has established and maintains Standards of Suitability which shall reflect the policy of the Corporation, with respect to determining the suitability of its multi-funded annuity products. Such Standards of Suitability shall apply to the sale of VA Contracts and shall be binding upon the Corporation and applicable to its officers, directors, employees, affiliates and agents, and shall specify that no recommendation shall be made to an applicant to purchase a VA Contract and no such contract shall be issued in the absence of reasonable grounds to believe that the purchase of such contract is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such application concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Corporation or any of its affiliates or to the agent making the recommendation.

/s/George A. W. Bundschuh                                /s/Harry G. Hohn
----------------------------                            ------------------------
George A. W. Bundschuh                                   Harry G. Hohn

/s/Lee M. Gammill, Jr.                                   /s/Bruce J. Davey
----------------------------                            ------------------------
Lee M. Gammill, Jr.                                      Bruce J. Davey

/s/Richard M. Kernan, Jr.                                /s/Robert D. Rock
----------------------------                            ------------------------
Richard M. Kernan, Jr.                                   Robert D. Rock

/s/Stephen N. Steinig                                    /s/Frederick J. Sievert
----------------------------                            ------------------------
Stephen N. Steinig                                       Frederick J. Sievert












                                                                 October 5, 1992